Exhibit 10.51

SUNPOWER CORPORATION

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of July 22, 2014 (the “Effective Date”), by and between SunPower Corporation, a Delaware corporation (the “Company”), and [______name_________] (“Indemnitee”).

RECITALS

A. Indemnitee is either a member of the board of directors of the Company (the “Board of Directors”) or an officer of the Company, or both, and in such capacity or capacities, or otherwise as an Agent (as hereinafter defined) of the Company, is performing a valuable service for the Company.

B. The stockholders of the Company have adopted the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and Amended and Restated By-Laws (the “By-Laws”) which provide for the indemnification of the directors, officers, employees and other agents of the Company, including persons serving at the request or for the convenience of, or otherwise benefiting, the Company in such capacities with other Enterprises (as hereinafter defined), as authorized by the General Corporation Law of the State of Delaware, as amended (the “DGCL”). The DGCL, Certificate of Incorporation and By-Laws, by their non-exclusive nature, permit contracts between the Company and its directors, officers, employees and other agents with respect to indemnification of such persons.

C. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be indemnified as herein provided, and in order to induce Indemnitee to serve or to continue to serve as a director, officer, or employee of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee.

D. It is intended that Indemnitee shall be paid promptly by the Company all amounts necessary to effectuate in full the indemnity provided herein.

NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, and of Indemnitee continuing to serve the Company as an Agent and intending to be legally bound hereby, the parties hereto agree as follows:

1. Services by Indemnitee. Indemnitee agrees to serve (a) as a director or an officer of the Company, or both, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Certificate of Incorporation and By-Laws of the Company, and until such time as Indemnitee resigns or fails to stand for election or is removed from Indemnitee’s position, or (b) as an Agent of the Company. Indemnitee may from time to time also perform other services at the request or for the convenience of, or otherwise benefiting, the Company. Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

2. Indemnification. Subject to the limitations set forth herein and in Section 7 hereof, the Company hereby agrees to indemnify Indemnitee as follows:

(a) Except as otherwise specifically provided herein, the Company shall, with respect to any Proceeding (as hereinafter defined) associated with Indemnitee’s being an Agent of the Company, indemnify Indemnitee to the fullest extent permitted by applicable law and the Certificate of Incorporation of the Company and By-Laws in effect on the date hereof. The Company’s indemnification obligations set forth in this Agreement shall apply (i) in respect of Indemnitee’s past, present and future service as an Agent of the Company and (ii) regardless of whether Indemnitee is serving as an Agent of the Company at the time any such Expenses (as hereinafter defined) or Liabilities (as hereinafter defined) are incurred.

For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include but not be limited to, the fullest extent permitted by any provision of the DGCL or the corresponding provision of any successor statute. To the extent that a change in the DGCL or other applicable law, Certificate of Incorporation or By-Laws, whether by amendment, statute or judicial decision, (1) permits greater indemnification, contribution or advancement of Expenses than would be afforded currently under the Company’s Certificate of Incorporation, By-Laws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change or (2) limits rights with respect to indemnification, contribution or advancement of Expenses, it is the intent of the parties hereto

Exhibit 10.51

that the rights with respect to indemnification, contribution or advancement of Expenses in effect prior to such change shall remain in full force and effect to the extent permitted by applicable law.

(b) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee by reason of being an Agent of the Company is a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

(c) The right to indemnification conferred herein and in the Certificate of Incorporation and By-Laws shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Company as an Agent and shall be enforceable as a contract right.

3. Advancement of Expenses. All reasonable Expenses incurred by or on behalf of Indemnitee (including costs of enforcement of this Agreement) shall be advanced from time to time by the Company to Indemnitee within twenty (20) days after the receipt by the Company of a written request for an advance of Expenses, whether prior to or after final disposition of a Proceeding (except to the extent that there has been a Final Adverse Determination (as hereinafter defined) that Indemnitee is not entitled to be indemnified for such Expenses), including, without limitation, any Proceeding brought by or in the right of the Company. Advances shall be unsecured and interest free. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The written request for an advancement of any and all Expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Indemnitee. In the event that such written request shall be accompanied by an affidavit of counsel to Indemnitee to the effect that such counsel has reviewed such Expenses and that such Expenses are reasonable in such counsel’s view, then such expenses shall be deemed reasonable in the absence of clear and convincing evidence to the contrary. By execution of this Agreement, Indemnitee undertakes to repay such advanced amounts if it shall ultimately be determined by a Final Adverse Determination that Indemnitee is not entitled to be indemnified by the Company. Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 3 until a Final Adverse Determination is made with respect to Indemnitee’s entitlement to indemnification. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In the event that the Company shall breach its obligation to advance Expenses under this Section 3, the parties hereto agree that Indemnitee’s remedies available at law would not be adequate and that Indemnitee would be entitled to specific performance.

4. Reserved.

5. Presumptions and Effect of Certain Proceedings.

(a) Upon making a request for indemnification, except as required by applicable law, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination. Neither the failure of any person, persons or entity to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by any person, persons or entity that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself (except as otherwise expressly provided in this Agreement) adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is in good faith reliance on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 5(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(c) The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

Exhibit 10.51

6. Procedure for Determination of Entitlement to Indemnification.

(a) Whenever Indemnitee believes that Indemnitee is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Company. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee for the determination of entitlement to indemnification. In any event, Indemnitee may submit Indemnitee’s claim(s) for indemnification from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion not to exceed five (5) years after the date of any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent or other disposition or partial disposition of any Proceeding or any other event that could enable the Company to determine Indemnitee’s entitlement to indemnification or final determination (a “Disposition”), whichever is the later date for which Indemnitee requests indemnification. The Secretary or other appropriate officer shall, promptly upon receipt of Indemnitee’s request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request. Determination of Indemnitee’s entitlement to indemnification shall be made as soon as is reasonably practicable (but in any event not later than thirty (30) days) after the later of (i) the Company’s receipt of Indemnitee’s written request for such indemnification or (ii) the selection of Independent Legal Counsel, if any, pursuant to Section 6(b) hereof; provided that any request for indemnification for Liabilities shall be made after a Disposition thereof in a Proceeding. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. If the person or persons so empowered to make a determination shall have failed to make the requested determination within such 30-day period after any Disposition, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made absent a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation or information relating thereto.

(b) The Company shall be entitled to select the method by which Indemnitee’s entitlement to indemnification will be determined; provided, however, that if there is a Change in Control of the Company, Independent Legal Counsel (as hereinafter defined) shall determine whether Indemnitee is entitled to indemnification, which determination shall be made in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee. Indemnitee’s entitlement to indemnification shall be determined by one of the following methods which shall be at the election of the Board of Directors:

(i) a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum;

(ii) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum; or

(iii) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Legal Counsel, whose determination shall be made in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee.

7. Specific Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any payment to Indemnitee with respect to any Proceeding:

(a) To the extent that payment is actually made to Indemnitee under any insurance policy or other indemnity provision, or is made to Indemnitee by the Company or other Enterprise otherwise than pursuant to this Agreement. Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company any claims under such insurance to the extent Indemnitee is paid by the Company;

(b) For Liabilities in connection with Proceedings settled without the Company’s consent, which consent, however, shall not be unreasonably withheld;

(c) For (i) an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of any state statutory or common law or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

Exhibit 10.51

(d) To the extent it would be otherwise prohibited by law, if so established by a judgment or other final adjudication adverse to Indemnitee; or

(e) Prior to a Change in Control, in connection with a Proceeding (or any part of any Proceeding) commenced by Indemnitee against the Company or its directors, officers, employees or other indemnitees (other than a Proceeding commenced by Indemnitee to enforce Indemnitee’s rights under this Agreement or any cross claim or counterclaim asserted by the Indemnitee) unless (i) the commencement of such Proceeding (or any part of any Proceeding) was authorized by the Board of Directors or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

8. Fees and Expenses of Independent Legal Counsel. The Company agrees to pay the reasonable fees and expenses of Independent Legal Counsel should such Independent Legal Counsel be retained to make a determination of Indemnitee’s entitlement to indemnification pursuant to Section 6(b) hereof, and to fully indemnify such Independent Legal Counsel against any and all expenses and losses incurred by it arising out of or relating to this Agreement or its engagement pursuant hereto.

9. Remedies of Indemnitee.

(a) In the event that (i) a determination pursuant to Section 6 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, (iv) the Company fails to maintain the Policies required under Section 11 hereof or (v) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in the Court of Chancery of the State of Delaware (the “Delaware Court”) of the remedy sought. Alternatively, unless court approval is required by law for the indemnification sought by Indemnitee, Indemnitee at Indemnitee’s option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, which award is to be made within thirty (30) days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or arbitration award. In any such proceeding or arbitration, Indemnitee shall be presumed to be entitled to indemnification and advancement of Expenses under this Agreement and the Company shall have the burden of proof to overcome that presumption.

(b) In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 6 hereof, the decision in the judicial proceeding or arbitration provided in paragraph (a) of this Section 9 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that Indemnitee is not entitled to indemnification.

(c) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 6 hereof or otherwise pursuant to the terms of this Agreement, the Company shall be bound by such determination in the absence of a misrepresentation or omission of a material fact by Indemnitee in connection with such determination.

(d) The Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement and is precluded from making any assertion to the contrary.

(e) Expenses reasonably incurred by Indemnitee in connection with Indemnitee’s request for (i) indemnification under, seeking enforcement of or to recover damages for breach of this Agreement or (ii) recovery or advances under any insurance Policies (as hereinafter defined) maintained by the Company, in each case, shall be borne by the Company when and as incurred by Indemnitee irrespective of any Final Adverse Determination that Indemnitee is not entitled to indemnification, contribution advancement or insurance recovery, as the case may be.

10. Partial Indemnification. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law, if Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Liabilities or Expenses actually and reasonably incurred in connection with any action, suit or proceeding (including an action, suit or proceeding brought by or on behalf of the Company), but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Liabilities and Expenses actually and reasonably incurred to which Indemnitee is entitled. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf incurred in connection with each successfully resolved claim,

Exhibit 10.51

issue or matter. For purposes of this Section 10 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

11. Maintenance of Insurance.

(a) Subject to Section 11(b), the Company shall obtain and maintain in effect for the benefit of Indemnitee until the earlier of (i) the end of the Indemnification Period (as hereinafter defined) or (ii) a Board Composition Change (as hereinafter defined) subject to the terms of Section 11(b), policies of insurance with insurance companies that permit resolution of all disputes in the United States and rated “A-” or higher by A.M. Best Company to provide Indemnitee with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement (collectively, the “Policies”). The Policies shall, unless otherwise approved by at least four (4) of the Designated Individuals (as hereinafter defined), satisfy each of the following requirements: (i) be non-cancelable and non-rescindable; (ii) provide Indemnitee with rights and benefits that are at least as favorable as those provided to Indemnitee under the Company’s directors and officers insurance policies existing on the Effective Date (which, for the avoidance of doubt, shall include Excess Side A and, if the Indemnitee is a Disinterested Director, Independent Director Liability policies); and (iii) provide for at least six (6) years of “run-off” coverage for Indemnitee, with such “run-off” period triggered upon a Board Composition Change. Indemnitee shall be covered by the Policies in accordance with their terms, with such coverage primary to any other coverage Indemnitee may have for the Company’s obligations to Indemnitee under this Agreement. In all such Policies, Indemnitee shall be afforded rights and benefits at least as favorable as those accorded to the most favorably insured of the Company’s directors and officers. Upon request by Indemnitee, the Company shall provide copies of all Policies obtained and maintained in accordance with this Section 11. The Company shall promptly notify Indemnitee of any changes in such insurance coverage.

(b) Notwithstanding anything to the contrary in Section 11(a), the Company shall not be obligated to maintain the Policies following a Board Composition Change if, at the time of the Board Composition Change, such Policies include the “run-off” coverage described in clause (iii) of Section 11(a). For the avoidance of doubt, any Policies that do not include such “run-off” coverage must be maintained during the entire Indemnification Period.

(c) At the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all commercially reasonable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

(d) The Company shall continue to maintain a trust for the benefit of the Indemnitee (the “Trust”) and shall fund the Trust in an amount sufficient to pay the premiums for, and obtain, the “run-off” coverage required under Section 11(a)(iii). The current amount of the Trust is $[1,057,399], and the Company shall fund additional amounts as appropriate to reflect any changes to the expected premiums and costs of acquiring the required “run-off” coverage. The Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee and the funds in the Trust shall be used to pay the premiums with respect to the “run-off” coverage. All unexpended funds in the Trust shall revert to the Company upon the earlier of (i) the acquisition of “run-off” coverage for Indemnitee in accordance with Section 11(a)(iii) and (ii) expiration of the Indemnification Period. The trustee of the Trust shall be chosen by the Indemnitee. Nothing in this Section 11(d) shall relieve the Company of any of its obligations under this Agreement. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the trustee of the Trust against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

The Company may, at its option and expense, acquire a surety bond instead of establishing the Trust described in this Section 11(d) to secure the obligations described in Section 11(a)(iii); provided that such surety bond shall be issued by a commercial insurance company or other financial institution headquartered in the United States having assets in excess of $10 billion and capital according to its most recent published reports equal to or greater than the then applicable minimum capital standards promulgated by such entity’s primary federal regulator and shall contain terms and conditions reasonably acceptable to Indemnitee.

(e) As used herein, the following terms shall have the following meanings:

(i) “Indemnification Period” shall mean the period for which Indemnitee may have any liability or potential liability by virtue of serving as a director or officer of the Company, or both, or as an Agent of the Company, including, without limitation, the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 9 hereof relating thereto.

Exhibit 10.51

(ii) A “Board Composition Change” shall occur at such time that none of the Disinterested Directors who serve on the Company’s Board of Directors as of the Effective Date continue to serve in such capacity.

(iii) “Disinterested Director” means a member of the Company’s Board of Directors who (i) was not designated for such position by Total S.A., a société anonyme organized under the laws of the Republic of France (“Total”), or its affiliates (other than the Company) and (ii) is not an officer of Total or any of its affiliates (other than the Company).

(iv) “Designated Individuals” means W. Steve Albrecht, Betsy Atkins, Uwe Bufe, Thomas McDaniel and Pat Wood III.

12. Modification, Amendment, Waiver, Termination and Cancellation.

(a) No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.

(b) No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

13. Subrogation and Contribution.

(a) In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

(b) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and transaction(s) giving rise to such Proceeding; and (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and transaction(s).

14. Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee if such omission does not prejudice the Company’s rights. If such omission does prejudice the Company’s rights, the Company will be relieved from liability only to the extent of such prejudice. Notwithstanding the foregoing, such omission will not relieve the Company from any liability that it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense; and

(b) The Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Company shall not be entitled to assume the defense of any Proceeding if there has been a Change in Control or if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee with respect to such Proceeding. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

Exhibit 10.51

(i) the employment of counsel by Indemnitee has been authorized by the Company;

(ii) Indemnitee shall have reasonably concluded that counsel engaged by the Company may not adequately represent Indemnitee due to, among other things, actual or potential differing interests; or

(iii) the Company shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of the Company.

(c) The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; provided, however, that Indemnitee will not unreasonably withhold Indemnitee’s consent to any proposed settlement.

15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) delivered by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt:

(i) If to Indemnitee, to the address or facsimile number set forth on the signature page hereto.

(ii) If to the Company, to:

SunPower Corporation
77 Rio Robles
San Jose, California 95134
Attn: Corporate Secretary
Fax No.: +1-408-240-5404
E-mail: lisa.bodensteiner@sunpower.com

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

16. Nonexclusivity. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under applicable law, the Company’s Certificate of Incorporation or By-Laws, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the right currently provided to Indemnitee thereunder or under this Agreement, Indemnitee shall be entitled to the full benefits of such more favorable rights.

17. Certain Definitions.

(a) “Agent” shall mean any person who is or was, or who has consented to serve as, a director, officer, employee, agent, fiduciary, joint venturer, partner, manager, trustee, board of directors’ committee member or other official of the Company, a subsidiary or an affiliate of the Company or any other Enterprise of which Indemnitee is or was serving at the request of, for the convenience of, or otherwise to benefit the Company or a subsidiary of the Company.

(b) “Change in Control” shall mean the occurrence of any of the following:

(i) Both (A) any “person” (as defined below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least twenty percent (20%) of the total voting power represented by the Company’s then outstanding voting securities and (B) the beneficial ownership by such person of securities representing such percentage has not been approved by a majority of the “continuing directors” (as defined below);

Exhibit 10.51

(ii) Any “person” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities;

(iii) A change in the composition of the Board of Directors occurs, as a result of which fewer than two-thirds of the incumbent directors are directors who either (A) had been directors of the Company on the “look-back date” (as defined below) (the “Original Directors”) or (B) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority in the aggregate of the Original Directors who were still in office at the time of the election or nomination and directors whose election or nomination was previously so approved (the “continuing directors”);

(iv) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, if such merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent (50%) or less of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(v) The stockholders of the Company approve (A) a plan of complete liquidation of the Company or (B) an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

For purposes of Subsections (i) and (ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company, (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company, (3) any person who is ordinarily engaged in business as an underwriter or initial purchaser of securities and has acquired such securities in a bona fide firm commitment offering pursuant to an agreement with the Company, whether pursuant to an offering registered under the Securities Act of 1933, as amended, or an exemption therefrom, (4) a “clearing agency” (as defined in Section 3(a)(23) of the Exchange Act) and has acquired such securities solely as result of such status and (5) Total, any of its subsidiaries or affiliates or its parent company.

For purposes of Subsection (iii) above, the term “look-back date” shall mean the later of (x) the Effective Date and (y) the date twenty-four (24) months prior to the date of the event that may constitute a “Change in Control.”

Any other provision of this Section 17(b) notwithstanding, the term “Change in Control” shall not include a transaction, if undertaken at the election of the Company, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the “surviving corporation”); provided that the surviving corporation is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company’s common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Agreement.

(c) “Disinterested Director” shall mean a director of the Company who is not or was not a party to or otherwise involved in the Proceeding in respect of which indemnification is being sought by Indemnitee.

(d) “Enterprise” shall mean any of the Company’s subsidiaries or affiliates and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other organization.

(e) “Expenses” shall include all direct and indirect costs (including, without limitation, attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which Indemnitee is otherwise not compensated by the Company or any third party) actually and reasonably incurred in connection with (i) the investigation, prosecution, defense, preparation for the prosecution or defense, settlement or appeal (including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent) of, being or preparing to be a witness in, or otherwise participating in a Proceeding or (ii) establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that “Expenses” shall not include any Liabilities.

(f) “Final Adverse Determination” shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to Section 6 hereof and either (i) a final adjudication in the Delaware Court or decision of an arbitrator pursuant to Section 9(a) hereof shall have denied Indemnitee’s right to indemnification hereunder (as to which all

Exhibit 10.51

rights of appeal therefrom have been exhausted or lapsed) or (ii) Indemnitee shall have failed to file a complaint in a Delaware court or seek an arbitrator’s award pursuant to Section 9(a) hereof for a period of one hundred twenty (120) days after the determination made pursuant to Section 6 hereof.

(g) “Independent Legal Counsel” shall mean a law firm or a member of a firm selected by the Company and not objected to by Indemnitee or, if there has been a Change in Control, selected by Indemnitee and not objected to by the Company that neither is presently nor in the past five (5) years has been retained to represent: (i) the Company or any of its subsidiaries or affiliates, or Indemnitee or any Enterprise of which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such an Enterprise, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement. After the selection of such Independent Legal Counsel, the Company or Indemnitee, as the case may be, shall promptly give written notice to Indemnitee or the Company, as the case may be. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that such counsel does not meet the independence requirements defined in this Subsection (g), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Legal Counsel. If such written objection is so made and substantiated, the Independent Legal Counsel so selected may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof and the final disposition of the Proceeding, no Independent Legal Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Legal Counsel and for the appointment as Independent Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Legal Counsel under Section 6(b) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9 hereof, the Independent Legal Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(h) “Liabilities” shall mean any losses or liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

(i) “Proceeding” shall mean any threatened, pending or completed action, claim, counterclaim, cross claim, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding hereinabove listed in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise, in each case that is associated with Indemnitee’s being an Agent of the Company, or by reason of any action taken (or failure to act) by the Indemnitee or of any action (or failure to act) on the Indemnitee’s part while serving as an Agent of the Company.

(j) For the purposes of this Agreement:

References to “Company” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was an Agent of such constituent corporation or is or was serving at the request or for the convenience of, or otherwise benefiting, such constituent corporation as an Agent of another Enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

References to “serving at the request or for the convenience of, or otherwise benefiting, the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an

Exhibit 10.51

employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

References to “including” shall mean “including, without limitation,” regardless of whether the words “without limitation” actually appear, references to the words “herein,” “hereof” and “hereunder” and other words of similar import shall refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection or other subdivision.

18. Binding Effect; Duration and Scope of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs, executors, administrators, legatees and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all, or a substantial part of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an Agent.

19. Severability. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby;

(b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and

(c) to the fullest extent legally possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

20. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to its conflict of laws rules.

21. Consent to Jurisdiction. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 9 hereof, the Company and Indemnitee each irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

22. Entire Agreement. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 16 hereof.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and Indemnitee has executed this Agreement as of the date first above written.

SUNPOWER CORPORATION
a Delaware corporation

By:
Printed Name:	Thomas H. Werner
Title:	CEO

INDEMNITEE

Signature:

Printed Name:

Address:

Telephone:
Facsimile:
E-mail: